UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  12/10/2009

Cytec Industries Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-12372

Delaware	22-3268660
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

Five Garret Mountain Plaza
Woodland Park, NJ 07424
(Address of principal executive offices, including zip code)

(973) 357-3100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On December 10, 2009, the Board of Directors amended and restated the Company's bylaws to change the vote standard for the election of directors from plurality to a majority of votes cast in uncontested elections. A majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. In contested elections where the number of nominees exceeds the number of directors to be elected, the vote standard will continue to be a plurality of votes cast.

In addition, if a nominee who already serves as a director is not elected, the director shall offer to tender his or her resignation to the Board of Directors. The Governance Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Committee's recommendation and publicly disclose its decision and the rationale behind it within 90 days from the date of the certification of the election results. The director who tenders his or her resignation will not participate in the Board's decision. If the failure of a nominee to be elected at the annual meeting results in a vacancy on the Board, that vacancy can be filled by action of the Board.

The amended bylaws are effective as of December 10, 2009, and are attached as Exhibit 3.1 to this Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

c) Exhibits.

         The following exhibits are filed as part of this Report:

               Exhibit   Description

               Number

               3.1       Cytec Industries Inc. By-laws, as amended and restated on December 10, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cytec Industries Inc.

Date: December 11, 2009	By:	/s/ Roy Smith
Roy Smith
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
EX-3.1	By-laws, as Amended and Restated on December 10, 2009